EXHIBIT 99.1

TIME WARNER CABLE BOARD OF DIRECTORS UNANIMOUSLY REJECTS
 THIRD GROSSLY INADEQUATE PROPOSAL FROM CHARTER COMMUNICATIONS

Charter’s Proposal Well Below Comparable Transaction Multiples

NEW YORK, January 13, 2014 – Time Warner Cable Inc. (NYSE: TWC) said today that its Board of Directors has unanimously rejected a third grossly inadequate proposal from Charter Communications (NASDAQ: CHTR) to acquire TWC.  The proposal was described only generally in a letter received today from Charter as being in the “low $130s.”   Based on an interview with Charter CEO, Tom Rutledge, Bloomberg reported that the offer was for $132.50, consisting of $83.00 in cash and $49.50 in Charter stock.  Charter had previously offered cash and stock nominally valued at approximately $114 in June and approximately $127 in October.

Rob Marcus, Time Warner Cable’s Chairman and Chief Executive Officer, said: “Charter’s latest proposal is a non-starter.  First and foremost, it substantially undervalues TWC and would represent an EBITDA multiple of approximately 7X, well below past transactions in the cable sector.  Indeed, our high-quality assets, unique scale, synergy potential, growth opportunities and strong financial position should command a premium valuation compared to precedent transactions, not the discount offered by Charter.  Not only is the nominal valuation far too low, but because a significant portion of the purchase price would be in Charter stock, the actual value delivered to TWC shareholders could be substantially lower given the valuation, operational, and significant balance sheet risks embedded in Charter’s stock.”

“TWC is a one-of-a-kind company.  We are the only large pure-play, non-family controlled cable operator in the United States, with 15 million customers in some of the country’s best markets.  We have an incredibly robust network, having invested almost $15 billion in CapEx since our separation from Time Warner Inc. in 2009.  We are continually enhancing the capacity of that network to support future growth and expansion of our product offerings, adding significantly faster data speeds and advanced multi-platform video offerings.  In short, we’re in a great business and confident we have the right assets, the right people and the right strategic plan to deliver great experiences to our customers and create significant value for our shareholders.  Our shareholders deserve to realize that value and benefit from the unique position of the company.”

Marcus continued, “Our job above all is to act in the best interests of our shareholders.  We are not seeking to sell the company, but consistent with what we have always said about maximizing shareholder value, on December 27 we made it clear to Charter that our Board is open to a transaction with Charter at a price of $160 per TWC share, consisting of $100 in cash and $60 per share of Charter common stock, subject to a symmetrical 20 percent collar to protect our shareholders on the value of Charter shares, which currently trade at a historically high multiple.  The $160 price represents a forward multiple of only approximately 8X.

We gave Charter our bottom line, but rather than pursuing this path, Charter has chosen to go public with its third low-ball offer trying to pressure TWC's Board into selling the Company at a grossly inadequate price."

N.J. Nicholas, Jr., the independent lead director of the TWC Board, added, “The Board takes very seriously its obligation to maximize shareholder value and, on that basis, we gave Charter our bottom line.  The Charter proposal doesn't come close to providing our shareholders with the kind of value and protections they should expect in a transaction.  In fact, it would transfer significant value from our shareholders to Charter shareholders, while dramatically increasing the risk profile for our shareholders.  As such, it is wholly inconsistent with the interests of our investors and our responsibilities as a Board.”

Morgan Stanley, Allen & Company and Citigroup are serving as financial advisors to Time Warner Cable, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is legal counsel.

About Time Warner Cable
Time Warner Cable Inc. (NYSE: TWC) is among the largest providers of video, high-speed data and voice services in the United States, connecting more than 15 million customers to entertainment, information and each other. Time Warner Cable Business Class offers data, video and voice services to businesses of all sizes, cell tower backhaul services to wireless carriers and enterprise-class, cloud-enabled hosting, managed applications and services. Time Warner Cable Media, the advertising arm of Time Warner Cable, offers national, regional and local companies innovative advertising solutions. More information about the services of Time Warner Cable is available at www.twc.com, www.twcbc.com and www.twcmedia.com.

Time Warner Cable
Corporate Communications
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Investor Relations
Tom Robey, 212-364-8218
Laraine Mancini, 212-364-8202

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ADDITIONAL INFORMATION
Time Warner Cable expects to file a proxy statement with the U.S. Securities and Exchange Commission (“SEC”) and to provide any definitive proxy statement to its security holders.  INVESTORS AND SECURITY HOLDERS OF TIME WARNER CABLE ARE URGED TO READ THIS DOCUMENT AND ANY OTHER DOCUMENTS FILED BY TIME WARNER CABLE WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain free copies of the definitive proxy statement (when available) and any other documents filed with the SEC by Time Warner Cable through the web site maintained by the SEC at http://www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS
Time Warner Cable and certain of its directors and executive officers may be deemed to be participants in a solicitation under the rules of the SEC.  Security holders may obtain information regarding the names, affiliations and interests of Time Warner Cable’s directors and executive officers in Time Warner Cable’s Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 15, 2013, and its proxy statement for the 2013 Annual Meeting, which was filed with the SEC on April 4, 2013.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

FORWARD LOOKING STATEMENTS AND DISCLAIMERS
This communication does not constitute an offer to buy or solicitation of an offer to sell any securities.  This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and we intend that all such statements be covered by the safe harbor provisions of the federal securities laws.  Statements herein regarding future financial and operating results and any other statements about future expectations constitute “forward-looking statements.”  These forward-looking statements may be identified by words such as “believe,” “expects,” “anticipates,” “projects,” “intends,” “should,” “estimates” or similar expressions.  These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances.  Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Time Warner Cable.  More detailed information about these factors may be found in filings by Time Warner Cable with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  Time Warner Cable is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.